UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2008
Date of Report (Date of earliest event reported)

BLACKSTONE LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205-1480 Gulf Road
Point Roberts, WA		98281
(Address of principal executive offices)		(Zip Code)

(360) 927-7354
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 2, 2008, Blackstone Lake Minerals Inc. (the “Company”) entered into a Share Exchange Agreement dated for reference as of March 31, 2008 (the “Share Exchange Agreement”) with Inventa Holding GmbH (“Inventa”) and Skyflyer Technology GmbH, the Company’s wholly owned subsidiary (“Skyflyer”). Under the terms of the Share Exchange Agreement, the Company has agreed to sell all of the issued and outstanding shares of Skyflyer to Inventa in exchange for Inventa’s agreement to surrender for cancellation 33,000,000 shares of the Company’s common stock held by Inventa. The 33,000,000 shares of the Company’s common stock to be surrendered by Inventa were originally issued in connection with the Company’s acquisition of Skyflyer from Inventa in April, 2006. Closing of the transactions set out in the Share Exchange Agreement is expected to occur within the next few weeks.

The above summary is qualified in its entirety by reference to the full text of the Share Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Share Exchange Agreement dated for reference as of March 31, 2008 among Blackstone Lake Minerals Inc., Inventa Holding GmbH and Skyflyer Technology GmbH.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE LAKE MINERALS INC.

Date: April 8, 2008
	By:	/s/ Dr. Rudolf Mauer

		Name:	Dr. Rudolf Mauer
		Title:	President, Chief Executive Officer and
Chief Financial Officer